UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34650	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 733-8400

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on August 13 2012 (the “Annual Meeting”) at the Company’s headquarters in San Jose. At the Annual Meeting, stockholders were asked to vote on four proposals: (1) the election of a class III director, to serve for a three-year term and until his respective successor is elected and qualified; (2) the approval of our 2012 Equity Compensation Plan; (3) an advisory vote on the Company’s executive compensation and (4) the ratification of the appointment of Crowe Horwath LLP as the Company’s independent auditors for the fiscal year ending February 28, 2013. The final results of the stockholder votes on the six proposals are as set forth below.

1.	ELECTION OF DIRECTORS.

Stockholders elected the Company’s nominee for Class III director for three-year terms expiring on the date of the Annual Meeting in 2015.

	FOR	WITHHELD	BROKER NON-VOTES
Russell J. Knittel	16,829,864	18,524,242	18,674,768

2.	APPROVAL OF OUR 2012 EQUITY COMPENSATION PLAN.

Stockholders approved the 2012 Equity Compensation Plan.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
22,248,173	13,009,918	96,015	18,674,768

3.	ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION.

Stockholders approved the Company’s executive compensation.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
33,015,962	2,223,399	114,745	18,674,768

4.	APPROVAL OF THE COMPANY’S INDEPENDENT AUDITORS.

Stockholders ratified the appointment of Crowe Horwath LLP as the Company’s independent auditors for the fiscal year ended February 28, 2013.

FOR	AGAINST	ABSTAIN
52,885,855	985,093	157,926

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Arthur F. Knapp, Jr.
Arthur F. Knapp, Jr. Chief Financial Officer

Date: August 14, 2012

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